Exhibit 99.3

Diego Pellicer Worldwide Begins Trading Publicly

Under Symbol “TPMD”

Developing the World’s First Premium Marijuana Brand

LOS ANGELES, CA -- (Accesswire) – March 19, 2015 – Diego Pellicer Worldwide, Inc. (OTCBB:TPMD), a real estate and a consumer retail development company that is focused on developing Diego Pellicer as the world’s first “premium” marijuana brand, today announced the commencement of trading under the ticker symbol “TPMD” effective March 19, 2015. Additional information on this transaction can be found in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2015.

Diego Pellicer Worldwide Inc. (Diego), is a real estate and a consumer retail development company that is focused on developing Diego Pellicer as the world’s first “premium” marijuana brand by adhering to the highest quality and standards for its facilities servicing both cannabis and non-cannabis products. The company’s initial focus is to acquire and develop legally compliant real estate locations for the purposes of leasing them to state licensed companies in the cannabis industry. Diego does not grow or sell marijuana or marijuana infused products in the early stages of this plan however, the company will be properly positioned to take advantage of pre-negotiated acquisition contracts with selected Diego tenants in marijuana retail and production facilities throughout the country instantaneously with the change of federal law.

Mr. Philip Gay, Chief Executive Officer of Diego Pellicer Worldwide Inc., commented, “Our vision is to continue to develop Diego Pellicer as a premium brand that is valued and positioned to appeal to a broad customer base, similar to what Davidoff is to cigars, Godiva to chocolate and Starbucks to coffee to take advantage of the emerging legalized cannabis industry in which the market is projected to grow annually by 27% over the next three years to an expected market value greater than $8B by the end of 2018.”

In addition, “Diego believes that in the very near future, the US and other countries will embrace the will of the people, and legalize the responsible adult use of marijuana. Legalizing national and international commerce of marijuana, will allow Diego to take its brand and unmatched quality standards to markets all around the globe.”

About Diego Pellicer Worldwide, Inc.

Diego Pellicer Worldwide, Inc. is a real estate and a consumer retail development company that is focused on developing Diego Pellicer as the world’s first “premium” marijuana brand by adhering to the highest quality and standards for its facilities along with both cannabis and non-cannabis products. The company’s initial focus is to acquire and develop legally compliant real estate locations for the purposes of leasing them to state licensed companies in the cannabis industry. Diego does not grow or sell marijuana or marijuana infused products in the early stages of this plan.

For more information, check out: http://diegopellicer.com

Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Form 8-K filed on March 19, 2015, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact Information

Hayden IR

Cameron Donahue

cameron@haydenir.com

651-653-1854